Bryan Cave
                           3500 One Kansas City Place
                                1200 Main Street
                        Kansas City, Missouri 64105-2100

                                January 13, 1998




Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 30 of the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Fund Series, Inc., we have reviewed the material relative to Missouri Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Missouri Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Sincerely yours,

                                             /s/ BRYAN CAVE LLP
                                             ---------------------------
                                                 Bryan Cave LLP